Exhibit 99.1

Immediate  Karen L. Widmayer: Media Contact

                    (202) 729-1789

                    karen.widmayer@carramerica.com

                    Stephen Walsh: Analyst Contact

                    (202) 729-1764

                    stephen.walsh@carramerica.com

CARRAMERICA SETS DATE FOR SPECIAL STOCKHOLDERS MEETING

Washington D.C. – June 1, 2006 — CarrAmerica Realty Corporation (NYSE:CRE) today announced that it has scheduled a special meeting of its stockholders to approve the merger of CarrAmerica with and into an affiliate of The Blackstone Group and the other transactions contemplated by the Agreement and Plan of Merger, dated as of March 5, 2006, by and among CarrAmerica, certain of its subsidiaries and affiliates of The Blackstone Group. The special meeting will be held on Tuesday, July 11, 2006 at 1:00 p.m. ET at The Willard Intercontinental Hotel in Washington, DC.

Holders of CarrAmerica common stock of record on the close of business on May 22, 2006, the record date for the special meeting, will be entitled to vote at the meeting. Completion of the transactions remains subject to the affirmative vote of holders of at least two-thirds of CarrAmerica’s outstanding common stock and other customary closing conditions.

Under the terms of the agreement, holders of CarrAmerica’s common stock (other than CarrAmerica, its subsidiaries and the Blackstone affiliate with which CarrAmerica would merge) will receive $44.75 in cash, without interest, for each share of common stock issued and outstanding immediately prior to the effective time of the merger, and holders of CarrAmerica’s 7.5% Series E cumulative redeemable preferred stock will receive one share of 7.5% Series E cumulative redeemable preferred stock of the surviving corporation of the CarrAmerica merger on substantially the same terms as CarrAmerica’s existing Series E preferred stock, for each share of Series E preferred stock issued and outstanding immediately prior to the effective time of the merger. As promptly as practicable following the merger effective time, the surviving corporation will be liquidated into Nantucket Parent LLC, a Blackstone affiliate. In the liquidation, shares of the surviving corporation’s Series E preferred stock will be canceled and the holders thereof will receive a cash distribution from the surviving corporation of $25.00 per share plus any accrued and unpaid dividends.

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CarrAmerica Release of June 1, 2006

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In addition, in connection with the mergers of Carr Realty Holdings, L.P. and CarrAmerica Realty, L.P., limited partners of those partnerships will receive $44.75 in cash, without interest, for each unit of partnership interest that they own in the partnerships, or in lieu of such cash consideration, limited partners that satisfy certain criteria may elect to receive newly issued 6% Class A preferred units in the applicable surviving partnership on a one-for-one basis.

About CarrAmerica

CarrAmerica owns, develops and operates office properties in 12 markets throughout the United States. The company has become one of America’s leading office companies by meeting the needs of its customers with superior service, a large portfolio of quality office properties and extraordinary development capabilities. Currently, CarrAmerica and its affiliates own, directly or through joint ventures, interests in a portfolio of 287 operating office properties, totaling approximately 26.4 million square feet. CarrAmerica’s markets include Austin, Chicago, Dallas, Denver, Los Angeles, Orange County, Portland, Salt Lake City, San Diego, San Francisco Bay Area, Seattle and metropolitan Washington, D.C. For additional information on CarrAmerica, including space availability, visit our web site at http://www.carramerica.com.

About The Blackstone Group

The Blackstone Group, a global investment and advisory firm with offices in New York, Atlanta, Boston, Los Angeles, London, Hamburg, Mumbai and Paris, was founded in 1985. Blackstone’s real estate group has raised approximately $10 billion for real estate investing and has a long track record of investing in office buildings, hotels and other commercial properties. In addition to Real Estate, The Blackstone Group’s core businesses include Private Equity, Corporate Debt Investing, Marketable Alternative Asset Management, Mergers and Acquisitions Advisory, and Restructuring and Reorganization Advisory. Information relating to The Blackstone Group can be accessed on the Internet at http://www.blackstone.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, dividends, achievements or transactions of the company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors include, among others, the following: the satisfaction of the conditions to consummate the proposed mergers with affiliates of The Blackstone Group, including the receipt of the required stockholder approval; the actual terms of certain financings that will be obtained for the proposed mergers; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of the legal proceedings that have been instituted against CarrAmerica following the announcement of the proposed mergers; the failure of the proposed mergers to close for any other reason; the amount of the costs, fees, expenses and charges related to the proposed mergers; the substantial indebtedness following consummation of the proposed mergers; national and local economic, business and real estate conditions that will, among other things, affect demand for office space, the extent, strength and duration of any economic recovery, including the effect

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CarrAmerica Release of June 1, 2006

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on demand for office space and the creation of new office development, availability and creditworthiness of tenants, the level of lease rents, and the availability of financing for both tenants and us; adverse changes in real estate markets, including, among other things, the extent of tenant bankruptcies, financial difficulties and defaults, the extent of future demand for office space in our core markets and barriers to entry into markets which we may seek to enter in the future, the extent of the decreases in rental rates, our ability to identify and consummate attractive acquisitions on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and changes in operating costs, including real estate taxes, utilities, insurance and security costs; actions, strategies and performance of affiliates that we may not control or companies in which we have made investments; ability to obtain insurance at a reasonable cost; ability to maintain our status as a REIT for federal and state income tax purposes; ability to raise capital; effect of any terrorist activity or other heightened geopolitical crisis; governmental actions and initiatives; and environmental/safety requirements. For a further discussion of these and other factors that could impact the company’s future results, performance, achievements or transactions, see the documents filed by the company from time to time with the Securities and Exchange Commission, and in particular the section titled, “The Company—Risk Factors” in the company’s Annual Report or Form 10-K for the fiscal year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2006.

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed merger transaction involving CarrAmerica and affiliates of The Blackstone Group. In connection with the transaction, CarrAmerica will file a definitive proxy statement with the SEC. Stockholders are urged to read the definitive proxy statement carefully and in its entirety when it becomes available because it will contain important information about the proposed transaction.

The final proxy statement will be mailed to CarrAmerica stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained for free at CarrAmerica’s Web site, www.carramerica.com, or by contacting Stephen Walsh, Senior Vice President, CarrAmerica, telephone (202) 729-1764.

CarrAmerica and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding CarrAmerica’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the definitive proxy statement relating to the proposed transactions, when it becomes available.

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